Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

We consent

to the incorporation by reference

in Registration Statement Nos.

333-208324, 333-126958, 333-140042

and 333-170395
on Form S-8 and in Registration

Statement Nos. 333-211968

and 333-228713 on Form S-3 of

our reports dated September

13, 2021,
relating

to

the

financial

statements

of

Net

1

UEPS

Technologies,

Inc.

and

the

effectiveness

of

Net

1

UEPS

Technologies,

Inc.’s
internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ Deloitte & Touche

Deloitte & Touche
Registered Auditor
Johannesburg, South Africa

September 13, 2021